                                                                    Exhibit 24.2

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer of
Quanta Capital Holdings Ltd. (the "Company") does hereby constitute and appoint
Tobey J. Russ and Michael J. Murphy and each of them, with full power of substitution and full power to act, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign a registration statement or registration statements on Form S-1 or other applicable form and any and all amendments thereto (including post-effective amendments), including any and all registration statements filed pursuant to
Rule 462(b) of the Securities Act of 1933 (including post-effective amendments)
to register additional securities and to file the same, with all exhibits thereto, and other documents in connection therewith, on behalf of the Company with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand this 12th day of February, 2004.

                                                 /s/ John S. Brittain, Jr.
                                                 -------------------------------
                                                 John S. Brittain, Jr.
                                                 Chief Financial Officer
                                                 (Principal Financial Officer)